Exhibit 99.1
Republic Airways Holdings Inc. Announces Q2 2026 Financial Results And Increases Full Year Guidance

CARMEL, Ind., July 30, 2026 —(BUSINESS WIRE)—Republic Airways Holdings Inc. (NASDAQ: RJET) (the “Company” or “Republic”) today reported financial results for the second quarter of 2026 and increased its outlook for the full year 2026.

The Company’s consolidated results reported in the second quarter of 2026 include the results of Mesa Airlines, Inc. (“Mesa”), while comparable prior periods exclude any Mesa results because the merger of Republic Airways Holdings Inc. and Mesa Air Group, Inc. was consummated on November 25, 2025 (the “Merger”).

Second quarter 2026 GAAP highlights:
•Revenues of $571.1 million
•Operating income of $58.7 million with an operating margin of 10.3%1
•Pre-tax income of $43.4 million with a pre-tax margin of 7.6%1
•Net income of $31.2 million with a net income margin of 5.5%1
•Net income per diluted common share of $0.68
•Unrestricted cash, cash equivalents, and marketable securities of $277.6 million
•Total debt and lease liabilities of $1.2 billion

Second quarter 2026 Non-GAAP highlights:
•Adjusted operating income2 of $72.3 million with an adjusted operating margin of 12.7%
•Adjusted pre-tax income2 of $57.4 million with an adjusted pre-tax margin of 10.1%
•Adjusted net income2 per diluted common share of $0.89
•Adjusted EBITDAR2 of $109.6 million
•
Strategic and operational highlights:
•Matt Koscal named President & Chief Executive Officer and appointed to the Board of Directors, effective June 15, 2026, and David Grizzle resumed his role as non-executive Chairman of the Board of Directors
1 Net income margin %, pre-tax margin %, and operating margin % are expressed as the related metric as a percentage of revenues.

2 Adjusted operating income and margin, adjusted pre-tax income and margin, adjusted net income, EBITDAR, adjusted EBITDAR, adjusted net debt, and leverage are non-GAAP financial measures. For additional information about the non-GAAP financial measures used in this press release and a reconciliation to the most comparable U.S. GAAP measure, see the “Non-GAAP Financial Information” section within this press release.

Exhibit 99.1
•Ended quarter with total fleet of 314 aircraft, of which 275 aircraft are operated under capacity purchase agreements with American Airlines, Delta Air Lines, and United Airlines, with 31 aircraft leased to American Airlines and eight unallocated spare aircraft
•Achieved block hour production of 226,815 for Q2 2026
•Achieved completion factor of 98.21% or 0.86 points above Q2 2025 performance of 97.35%
•Controllable completion factor, excluding weather, air traffic control, and partner requested cancellations, of 99.99% for Q2 2026
•Substantial progress on Merger integration activities - core support functions are substantially complete and harmonization process of operational policies and procedures with the Federal Aviation Administration (“FAA”) are on track

“Our strong second quarter results reflect the continued commitment of our associates and the strength of demand from our partners” said Matt Koscal, President & Chief Executive Officer. “We increased production, delivered a 98% completion factor and made meaningful progress across each of our integration workstreams, while continuing to provide a safe and reliable service. Our focus remains on the execution of our integration plans, improving efficiency, and supporting the operations to deliver industry-leading operational performance and exceeding our financial targets which will create long-term value for all of our stakeholders.”

Financial Results
Results are compared to the prior year quarterly period unless otherwise noted.

Revenues were $571.1 million, up $165.5 million, or 40.8%. The increase is primarily attributable to the 35.9% increase in block hour production related to the 60 additional E175 aircraft operating for United Airlines related to the Merger and increased daily block hour utilization throughout the entire fleet.

Operating expenses were $512.4 million, up $161.2 million, or 45.9%. The increase is primarily attributable to the expenses associated with the increase in aircraft and associates in conjunction with the Merger. For the second quarter of 2026, operating expenses include $13.6 million of executive separation and Merger-related items.

Balance sheet, cash, and liquidity
The Company generated $49.3 million of operating cash flow during the second quarter of 2026. As of June 30, 2026, the Company had $277.6 million in unrestricted cash and cash equivalents and marketable securities on hand.

The Company has 26 additional E175 aircraft on order with Embraer, with scheduled deliveries expected from 2028 through 2030. Total capital expenditures inclusive of aircraft, rotable spare parts, and pre-delivery deposits for aircraft on order totaled $20.5 million for the second quarter of 2026.

Exhibit 99.1

Total debt and operating lease liabilities at June 30, 2026 were $1.2 billion. As of June 30, 2026, the Company’s adjusted net debt2 was $916.9 million, and second quarter 2026 adjusted EBITDAR2 was $109.6 million, resulting in trailing twelve-month leverage2 of 2.4x.

Mesa Merger Integration Update
The Company continued its progress in the full integration of key support functions including human resources, accounting and finance, and supply chain during the second quarter of 2026. In addition, we began executing on several operational and administrative workstreams that will pave the way for operations under a single operating certificate in the future.

We continue to expect the integration process to take between 18-24 more months and expect to realize true operational synergies upon the consolidation of operating certificates.
Full Year 2026 Guidance Update
The Company is updating the following full year 2026 guidance, previously provided in the April 29, 2026 update:

Company issued guidance:	April 29, 2026	July 30, 2026
Revenues	~ $2.0 billion	~ $2.1 billion
Block hour production	at least 865,000	at least 880,000
Adjusted EBITDAR[2]	> $380.0 million	$395 - $405 million
Capital expenditures, net of new debt	~ $90 million	~ $90 million
Debt repayments	~ $165 million	~ $165 million

A reconciliation of the forward-looking guidance for the non-GAAP metric of Adjusted EBITDAR cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Earnings call
The Company will host a live webcast to discuss second quarter 2026 financial results on Thursday, July 30, 2026 at 9:00 a.m. EDT. The webcast link and related presentation materials are available at investor.rjet.com. A replay of the webcast will be available shortly after the webcast.

About Republic Airways

Exhibit 99.1
Founded in 1974, Republic Airways maintains a combined fleet of 314 Embraer 170/175 aircraft, and its airlines offer scheduled passenger service on approximately 1,300 daily scheduled flights to approximately 125 cities in the United States, Canada, Mexico, and the Caribbean. The airlines provide fixed-fee flights operated under their codeshare partners’ brands: American Eagle, Delta Connection, and United Express. The airlines employ more than 8,500 aviation professionals. Learn more at www.rjet.com.

Website and Social Media Information
We routinely post important news and information regarding Republic on our corporate website, www.rjet.com, our investor relations website, investor.rjet.com, and our social media channels to disclose important information about Republic Airways Holdings Inc. to comply with its disclosure obligations under Regulation Fair Disclosure. The information accessible through Republic's website and social media channels are not incorporated into, and are not considered part of, this press release.

Forward-looking statements
Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “hope,” “likely,” and “continue” and similar terms used in connection with statements regarding our outlook, anticipated operations, the revenue environment, contractual relationships, and our anticipated financial performance. These statements include, but are not limited to, statements about the continued demand for our product, the effect of economic conditions on Republic’s business, financial condition and results of operations, integration progress related to the merger with Mesa Air Group, Inc., the timing of scheduled aircraft deliveries, fleet expansion, changes in aircraft seat configurations, transition, and anticipated fleet size for Republic in upcoming periods, expected production levels in future periods, pilot attrition trends, mechanic attrition trends, Republic’s coordination with American Airlines, Inc. (“American Airlines”), Delta Air Lines, Inc. (“Delta Air Lines”), and United Airlines, Inc. (“United Airlines”) (collectively, our “Partners” or “Partner Airlines”) regarding the delivery of aircraft under previously announced agreements and timing of placing new aircraft deliveries into service, the expected terms, timing, and benefits related to Republic’s leasing, strategic arrangements, strategic agreements, and equity investments in third parties, scheduled flight service to smaller communities, increasing the utilization and efficiency of all fleet types as well as Republic’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not

Exhibit 99.1
historical facts. All forward-looking statements included in this press release and accompanying statements made by management are made as of the date hereof and are based on information available to Republic as of such date. Readers should note that many factors could affect the future operating and financial results of Republic and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this press release and accompanying management statements. These factors include, but are not limited to, the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to inflationary pressures and related decreases in customer demand and spending; uncertainty regarding potential future outbreaks of infectious diseases or other health concerns and the consequences of such outbreaks to the travel industry, including travel demand and travel behavior and our Partner Airlines in general and the financial condition and operating results of Republic, in particular; the prospects of entering into agreements with existing or other carriers to fly new aircraft; uncertainty regarding timing and performance of key third-party service providers; ongoing negotiations between Republic and its Partner Airlines regarding their contractual obligations; uncertainties regarding operation of new aircraft; the ability to attract and retain qualified pilots, mechanics and other personnel; the impact of regulatory issues such as pilot rest rules and qualification requirements; the ability to obtain aircraft financing; the financial stability of Republic’s Partner Airlines and any potential impact of their financial condition on the operations of Republic; fluctuations in flight schedules, which are determined by the Partner Airlines for whom Republic conducts flight operations; variations in market and economic conditions; significant aircraft debt commitments; estimated useful lives of long-lived assets, residual values of aircraft and related equipment and related asset impairments; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs and potential fuel shortages; the impact of weather-related, natural disasters and other air safety incidents on air travel and airline costs; aircraft deliveries; uncertainty regarding ongoing international hostilities, including conflicts in the Middle East and between Russia and Ukraine, and the related impacts on macroeconomic conditions and on the international operations of any of our Partner Airlines as a result of such conflicts; the availability of parts used in connection with maintenance and repairs of the aircraft; the availability of suitable replacement aircraft for aging aircraft; the impact of enacted, proposed, and rescinded U.S. tariffs on global economic conditions and the financial markets, passenger demand, the cost of aircraft parts and supplies sourced internationally and the cost of service providers located outside of the United States; the impact of potential future U.S. government shutdowns on air traffic controller staffing and flight cancellations; and other unanticipated factors.

There may be other factors that could affect matters discussed in forward-looking statements set forth in this press release and accompanying management statements, which factors may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these statements other than as required by applicable law.

Exhibit 99.1
For additional information on these and other factors that could cause Republic’s actual results to differ materially from expected results, please see Republic’s filing with the Securities and Exchange Commission (the “SEC”), including the section entitled “Risk Factors”, in the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2026, as such factors may be updated from time to time in Republic’s filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov.

Exhibit 99.1
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
REVENUES	$ 571.1	$ 405.6	$ 1,098.5	$ 800.4
OPERATING EXPENSES:
Wages and benefits	241.4	184.6	472.6	359.0
Aircraft and engine rent	2.1	—	4.0	—
Maintenance and repair	134.3	74.1	247.7	150.4
Depreciation and amortization	35.2	30.9	69.7	61.5
Executive separation and Merger-related items	13.6	2.4	23.1	6.8
Other	85.8	59.2	168.5	115.4
Total operating expenses	512.4	351.2	985.6	693.1

OPERATING INCOME	58.7	54.4	112.9	107.3

OTHER INCOME (EXPENSE)
Investment income and other, net	1.5	11.1	1.7	9.1
Interest expense	(16.8)	(14.8)	(33.6)	(29.1)
Total other expense, net	(15.3)	(3.7)	(31.9)	(20.0)

INCOME BEFORE INCOME TAXES	43.4	50.7	81.0	87.3
INCOME TAX EXPENSE	12.2	13.3	22.9	22.8
NET INCOME	$ 31.2	$ 37.4	$ 58.1	$ 64.5

NET INCOME PER COMMON SHARE—BASIC	$ 0.68	$ 0.96	$ 1.27	$ 1.65
NET INCOME PER COMMON SHARE—DILUTED	0.68	0.94	1.26	1.62
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING—BASIC	45.7	39.2	45.7	39.1
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING—DILUTED	46.2	39.9	46.1	39.9

Exhibit 99.1
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and marketable securities	$ 277.6	$ 296.5
Other current assets	257.5	244.2
Total current assets	535.1	540.7

Property and equipment, net	2,422.4	2,410.0
Other non-current assets	298.9	325.9
TOTAL ASSETS	$ 3,256.4	$ 3,276.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 185.5	$ 202.0
Current portion of operating lease liabilities	17.9	16.5
Accounts payable, accrued, and other liabilities	317.0	355.8
Total current liabilities	520.4	574.3

Long-term debt and finance leases—less current portion	875.7	882.9
Operating lease liabilities—less current portion	115.4	123.9
Deferred income taxes	231.2	220.9
Other non-current liabilities	127.4	146.1
Total liabilities	1,870.1	1,948.1

Total shareholders’ equity	1,386.3	1,328.5
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 3,256.4	$ 3,276.6

Exhibit 99.1

Selected Operational Highlights

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026	2025	% Change		2026	2025	% Change
Block hours[3]	226,815	166,868	35.9%		439,293	329,835	33.2%
Departures	119,570	90,193	32.6		226,431	176,100	28.6
Average daily utilization (hours)[4]	10.0	9.6	4.2		9.8	9.6	2.1
Completion factor[5]	98.21%	97.35%	0.86	pts	96.11%	97.22%	(1.11)	pts
Controllable completion factor[6]	99.99	99.99	—		99.98	99.99	(0.01)

3.Reflects hours of aircraft movement from gate to gate (including taxi time before takeoff and after landing) until the aircraft comes to rest at the next point of landing.
4.Reflects average daily utilization in block hours (aircraft movement from gate to gate, including taxi time) for the greater of actual in-service aircraft or minimum contracted scheduled aircraft, if applicable.
5.“Completion factor” means the percentage of scheduled flights that are completed.
6.“Controllable completion factor” means the percentage of completed scheduled flights over which we had control, excluding cancelled flights due to uncontrollable factors such as weather, air traffic control, and partner requested cancellations.

Committed Fleet
Our committed fleet as of June 30, 2026 consists of 306 aircraft, including 31 aircraft currently leased to American Airlines. In addition to the 306 aircraft in the committed fleet, the Company also has eight unallocated spare aircraft.

Aircraft	American Airlines	Delta Air Lines	United Airlines	Total Aircraft Committed[7]
E170	44	11	—	55
E175	79	46	126	251
Total	123	57	126	306
7.Represents the minimum contracted fleet out of a total of 314 aircraft. Excludes eight unallocated spare aircraft.

The committed fleet has grown by 63 aircraft from the second quarter of 2025, when there were 243 fleet in service of our Partners including 31 leased to American Airlines. This increase includes 60 E175 aircraft owned by United Airlines and operated by Mesa. Additionally, we have firm orders for 26 new Embraer E175 aircraft to be delivered from 2028 through 2030.

Exhibit 99.1
Non-GAAP Financial Information
In discussing financial results and guidance, the Company refers to financial measures that are not in accordance with GAAP. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP, but should not be considered a substitute or superior to GAAP results. The tables presented below show reconciliations of non-GAAP financial measures used in this earnings release to the most directly comparable GAAP measures.

Reconciliation of net income to adjusted operating income (and margin), adjusted EBITDAR and EBITDAR:

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	$ 31.2	$ 37.4	$ 58.1	$ 64.5
Income tax expense	12.2	13.3	22.9	22.8
Pre-tax income	43.4	50.7	81.0	87.3
Investment income and other, net	(1.5)	(11.1)	(1.7)	(9.1)
Interest expense	16.8	14.8	33.6	29.1
Operating income	58.7	54.4	112.9	107.3
Executive separation and Merger-related items	13.6	2.4	23.1	6.8
Adjusted operating income	72.3	56.8	136.0	114.1
Adjusted operating margin %[8]	12.7%	14.0%	12.4%	14.3%
Aircraft and engine rent	2.1	—	4.0	—
Depreciation and amortization	35.2	30.9	69.7	61.5
Adjusted EBITDAR	109.6	87.7	209.7	175.6
Less: Executive separation and Merger-related items	(13.6)	(2.4)	(23.1)	(6.8)
EBITDAR	$ 96.0	$ 85.3	$ 186.6	$ 168.8

8.Adjusted operating margin % is a non-GAAP measures expressed as adjusted operating income as a percentage of revenues.

Reconciliation of net income to adjusted pre-tax income (and margin) and adjusted net income:

Exhibit 99.1

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	$ 31.2	$ 37.4	$ 58.1	$ 64.5
Income tax expense	12.2	13.3	22.9	22.8
Executive separation and Merger-related items	13.6	2.4	23.1	6.8
(Income) loss from investments	0.4	(7.2)	3.9	(2.3)
Adjusted pre-tax income	57.4	45.9	108.0	91.8
Adjusted pre-tax margin %[9]	10.1%	11.3%	9.8%	11.5%
Income tax expense[10]	16.1	12.0	30.6	24.0
Adjusted net income	$ 41.3	$ 33.9	$ 77.4	$ 67.8

9.Adjusted pre-tax margin % is a non-GAAP measure expressed as adjusted pre-tax income as a percentage of revenues.
10.Income tax expense reflects the adjusted pre-tax income multiplied by an effective tax rate of 28.1%, 26.2%, 28.3%, and 26.1% for Q2 2026, Q2 2025, YTD 2026 and YTD 2025, respectively.
Reconciliation of debt to adjusted net debt and leverage:

	June 30,
(in millions)	2026	2025
Debt, finance lease obligations, and other financial liabilities	$ 1,061.2	$ 1,059.0
Operating lease obligations—current and noncurrent	133.3	124.3
Less: Cash and cash equivalents	(115.7)	(95.4)
Less: Marketable securities	(161.9)	(196.8)
Adjusted net debt	916.9	891.1
Adjusted EBITDAR (trailing 12 months)	376.5	302.2
Leverage[11]	2.4x	2.9x

11.Represents the adjusted net debt at the indicated period divided by the trailing twelve months of adjusted EBITDAR ended on the date indicated.

Contacts
InvestorRelations@rjet.com

Media
Jon Austin
(612) 839-5172
CorpComm@rjet.com